SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 1, 2001



                      EDUCATIONAL VIDEO CONFERENCING, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                    001-14827                06-1488212
           --------                    ---------                ----------
 (State of other jurisdiction         (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)



         35 East Grassy Sprain Road, Suite 200, Yonkers, New York 10710
         --------------------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (914) 787-3500




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Item 2.   Acquisition or Disposition of Assets.

          Effective July 1, 2001, Interboro Holding, Inc., a wholly-owned subsidiary of Educational Video Conferencing, Inc., acquired, from six individuals and three funds, all of the outstanding stock and all other equity and debt of ICTS, Inc. owned by the sellers (collectively, the "ICTS Shares").

          ICTS owns and operates information technology training and certification centers in Atlanta, GA, Baltimore, MD, Alexandria, VA, and Hampton, VA. In addition, ICTS offers on-site IT training to employers and recently began offering IT courseware on line.

          ICTS provides a wide range of certified training and certification programs in database, network engineering/administration, web site design, and e-commerce. Its eighteen different certification programs include MCSE (Microsoft Certified Systems Engineer), CCNP (Cisco Certified Network Professional), and CIW (Certified Internet Webmaster). A majority of ICTS' programs have been favorably reviewed by the American Council on Education and have been granted "ACE Credit Recommendations" so that ICTS students may have the opportunity to transfer certification credits when seeking college degrees and thus pursue higher education goals. ICTS offers IT training at locations that are adjacent to its college and university partners.

          For their ICTS Shares, the sellers received five-year warrants to purchase 700,000 shares of EVCI's common stock and are entitled to receive, or have applied for their benefit, portions of ICTS' future free cash flow. Free cash flow is defined as ICTS' net income after taxes and adding back depreciation and other non-cash expenses or charges.

          Warrants to purchase 500,000 shares are exercisable at $1.00 per share and warrants to purchase 200,000 shares are exercisable of $3.00 per share. The warrants contain anti-dilution protections in the event of stock or other dividends not made out of earned surplus, stock splits and reclassifications. The warrants permit cashless exercise and give the holders piggyback registration rights.


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          ICTS is required to use 20% of its free cash flow to secure the release, from personal contingent liabilities, of individuals who have given guaranties and indemnities for ICTS' benefit. Of the total contingent liabilities of approximately $1,100,00, approximately $550,000 relates to bonds and indemnities given to secure ICTS licenses to operate in Maryland and Virginia and the balance relates to ICTS equipment leases. Releases will be sought by pledging or otherwise using 20% of ICTS' free cash flow during the period beginning July 1, 2002, first with respect to the licenses and then with respect to the equipment leases. If this application of free cash flow does not result in full releases being obtained by December 31, 2003, then ICTS is required to obtain them by substituting other ICTS assets or, at ICTS' option, by using other means. Substantially all payments under the equipment leases are required to be made by December 31, 2003.

          The three funds are entitled to receive 20% of ICTS' free cash flow during the period beginning January 1, 2002 and ending when total payments to the funds are $500,000 or $600,000 if EVCI's common stock is delisted from the Nasdaq SmallCap Market for 12 months prior to completing payment of the $500,000 or the funds' warrants being exercised.

          EVCI has infused $500,000 into ICTS for working capital.

          The acquisition will be accounted for under the purchase method of accounting and, accordingly, ICTS' results of operations will be included in EVCI's financial statements as of the date of the acquisition, and ICTS' assets and liabilities will be recorded based upon their fair values at the date of the acquisition. EVCI has allocated the excess purchase price over the fair value of net tangible assets acquired to approximately $4,000,000 of goodwill, which will be amortized on a straight-line basis over a period of ten years.


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          Additional information regarding ICTS is included in the press release filed as Exhibit 99.1 to this report.

Item 7.   Financial Statements and Exhibits

          Financial Statements

          The Financial Statements required by this item are not included in this initial report on Form 8-K and will be filed by amendment not later than 60 days after the date of this report.

          Exhibits

          4.1     Form of Warrant issued to each seller of shares of ICTS, Inc.

          10.1 Stock Purchase Agreement dated June 29, 2001 among Amee Devine, Taylor Devine, Louis Vescio and Margaret Vescio, ICTS, Inc., Interboro Holding, Inc. and EVCI

                  Schedules and Exhibits(Copies will be provided to the Commission upon request)
                  Schedules

                  2.1       -   Allocation of Purchase Price
                  2.3(a)    -   Seller Indemnities
                  3.1       -   Jurisdictions where qualified to do business
                  3.2(a)    -   Names, addresses and holdings of ICTS Shares by
                                Sellers
                  3.2(b)    -   Other ICTS Interests
                  3.5       -   ICTS Consents
                  3.6       -   Compliance with law
                  3.8(a)    -   Receivables Schedule
                  3.8(b)    -   Prepaid commissions
                  3.9(a)    -   Accounts payable and deposits
                  3.9(b     -   Projected earned revenue
                  3.9(c)    -   Capital leases payable
                  3.11      -   Taxes

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                  3.13      -   Inventory
                  3.15      -   Personal property
                  3.16      -   Intellectual property
                  3.17      -   Material Contracts
                  3.18      -   Employees
                  3.18(b)   -   Employees not terminable at will
                  3.18(d)   -   Non-employees providing services
                  3.19      -   Benefit Plans
                  3.20      -   Insider and affiliate transactions
                  3.21      -   Litigation
                  3.24      -   Insurance
                  3.28      -   ICTS joint venture or other equity interests
                  3.31(a)   -   Schools
                  3.31(b)   -   School Programs
                  3.31(d)   -   Enrollments
                  3.31(e)   -   Program and fiscal reviews
                  3.32      -   SFA Programs
                  3.33      -   Third party lenders
                  3.34      -   Bank accounts and signatories
                  3.37      -   Brokers
                  4.3       -   Buyer and EVCI Consents
                  Exhibits
                  A-1       -   Employment Agreement dated as of July 1, 2001
                                between ICTS and Amee Devine
                  A-2       -   Employment
                                Agreement dated as of July 1, 2001 between ICTS
                                and Taylor Devine
                  A-3       -   Employment Agreement
                                dated as of July 1, 2001 between ICTS and Louis
                                Vescio

          10.2 Form of letter agreement dated as of June 29, 2001 pursuant to which David Vescio and Robert Vescio each sold 20,000 shares of ICTS, Inc. to Interboro Holding, Inc.

          10.3 Letter agreement dated July 1, 2001 among Amee Devine, Taylor Devine, Louis Vescio and Margaret Vescio, Interboro Holding, Inc. and EVCI

          10.4 Stock Purchase Agreement dated as of July 2, 2001, effective July 1, 2001, among Infrastructure & Environmental Private Equity Fund III, Environmental & Information Technology Private Equity Fund III and the Productivity Fund, L.P., Interboro Holding, Inc. and EVCI
                  Schedule I-    Sellers' jurisdiction of formation and
                                 description and ownership of ICTS Shares
                  Exhibit A -    Form of Warrant (see Exhibit 4.1 to this
                                 report)

          99.1    Press release of EVCI dated July 9, 2001


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EDUCATIONAL VIDEO CONFERENCING, INC.



Dated:     July 13, 2001            By: /s/Richard Goldenberg
                                        -----------------------------------
                                    Name:  Richard Goldenberg
                                    Title: Chief Financial Officer


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